Exhibit 99.1

For additional information, contact: Investors: Douglas A. Neis, The Marcus Corporation, (414) 905-1100 Media: Mari Randa, Marcus Theatres, (414) 905-1237 Tanya Dessereau, VSS, (212) 381-8556

MARCUS THEATRES TO ACQUIRE MOVIE TAVERN CIRCUIT FROM VSS-SOUTHERN THEATRES, LLC
Total screens will increase to nearly 1,100; Expands circuit into new markets

MILWAUKEE, NOV. 2, 2018….Marcus Theatres®, a division of The Marcus Corporation (NYSE: MCS), today announced it has signed an agreement to acquire the assets of Movie Tavern from VSS-Southern Theatres, LLC (“Southern Theatres”), a portfolio company of Veronis Suhler Stevenson (“VSS”), a private equity firm. Based upon yesterday’s closing share price of The Marcus Corporation’s common stock, the purchase price is currently valued at approximately $126 million, comprised of $30 million in cash and 2,450,000 shares of The Marcus Corporation common stock, subject to certain lock-up restrictions.

With 22 locations and 208 screens in nine states, New Orleans-based Movie Tavern is an industry leader known for its successful in-theatre dining concept featuring chef-driven menus, premium quality food and drink and luxury seating. Upon completion of the transaction, Marcus Theatres will own or operate a total of 1,098 screens at 90 locations in 17 states, representing a 23% increase in Marcus Theatres’ total screen count.

“The acquisition of Movie Tavern is another significant milestone in the growth trajectory of Marcus Theatres,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “Selective, disciplined acquisitions such as this create a compelling opportunity to expand into new growth markets and leverage our proven success. We anticipate this acquisition will be accretive to earnings, earnings per share and cash flow in the first twelve months following the closing of the transaction, and expect a smooth integration of Movie Tavern into our circuit. In addition, by using common stock as a component of the consideration, we will continue to maintain an extremely strong balance sheet and be in a position to consider additional growth opportunities in the future.”

The transaction is expected to be completed early in the first quarter of 2019, subject to Hart-Scott-Rodino Act clearance and other customary closing conditions, consents and approvals.

“The foundation of our growth and success is our guest service expertise and the strength of our food and beverage offerings, which includes multiple lobby and in-theatre dining options that have revolutionized the moviegoing experience,” said Rolando B. Rodriguez, chairman, president and chief executive officer of Marcus Theatres. “Building upon this successful platform, we look forward to collaborating with our new colleagues to further enhance the Movie Tavern experience. This includes leveraging our ‘to the seat’ delivery of food and beverages, as well as the introduction of new amenities to select locations, such as premium large format screens and DreamLoungerSM recliner seating; signature programming, such as $5 movies on Tuesdays with free popcorn for loyalty members; and proven marketing, loyalty and pricing programs that will benefit Movie Tavern guests.”

The first Movie Tavern location opened in 2001 in Fort Worth, Texas, and Movie Tavern has become one of the largest and fastest growing in-theatre dining concepts in the United States. Owned by Southern Theatres since 2013, Movie Tavern has expanded to nine states - Arkansas, Colorado, Georgia, Kentucky, Louisiana, New York, Pennsylvania, Texas and Virginia. Marcus Theatres will retain the Movie Tavern brand name given its strength and appeal.

“Now is an exciting time for our Movie Tavern colleagues and guests as they become part of the Marcus Theatres family,” said John P. Caparella, chief executive officer of Southern Theatres. “As we have demonstrated over the years, there is a tremendous appetite for well-executed in-theatre dining. By being part of the Marcus Theatres team, Movie Tavern will be even better positioned to enhance the guest experience.”

“Marcus Theatres has set a high bar for exceptional theatre ownership and management and possess the capital and expertise to elevate the Movie Tavern concept to even higher levels,” said Trent Hickman, managing director of VSS. “We have enjoyed partnering with the Movie Tavern team, and remain invested in their success.”

J.P. Morgan is serving as financial advisor and Foley & Lardner LLP is serving as legal counsel to The Marcus Corporation. PJ SOLOMON is serving as financial advisor and Ropes & Gray LLP is serving as legal counsel to Southern Theatres.

Conference Call and Webcast

Marcus Corporation management will hold a conference call today, Friday, November 2, 2018, at 10:30 a.m. Central/11:30 a.m. Eastern time to discuss the Movie Tavern acquisition. Interested parties may listen to the call live on the internet through the investor relations section of the company's website: www.marcuscorp.com, or by dialing 1-574-990-3059 and entering the passcode 9596297. Presentation materials can be accessed in the Investors section of the company’s website on the “News and Events” page under “Presentations/Documents” and are included in the webcast link. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.

A telephone replay of the conference call will be available through Friday, November 9, 2018, by dialing 1-855-859-2056 and entering passcode 9596297. The webcast and presentation materials will be archived on the company’s website for one year.

About Marcus Theatres

Marcus Theatres®, a division of The Marcus Corporation, is the fourth largest theatre circuit in the United States and currently owns or operates 890 screens at 68 locations in Wisconsin, Illinois, Iowa, Minnesota, Missouri, Nebraska, North Dakota and Ohio. Upon completion of the Movie Tavern transaction, Marcus Theatres will own or operate a total of 1,098 screens at 90 locations in 17 states. For more information, please visit www.marcustheatres.com and follow the company on Facebook and Twitter (@Marcus_Theatres).

About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. In addition to its Marcus Theatres division, its lodging division, Marcus® Hotels & Resorts, owns and/or manages 21 hotels, resorts and other properties in nine states.  For more information, please visit the company’s website at www.marcuscorp.com.

About Movie Tavern

Founded in 2001, Movie Tavern is a leader in the cinema eatery segment catering to adults and families. In September 2013, Movie Tavern was acquired by New Orleans based VSS-Southern Theatres, LLC (“Southern Theatres”).

About VSS-Southern Theatres, LLC
VSS-Southern Theatres, LLC (“Southern Theatres”) was formed in May of 2003 by George Solomon. In April 2005, Veronis Suhler Stevenson (“VSS”) made the first of several equity investments in Southern Theatres.

Southern Theatres is the sixth largest theatre circuit in The United States and is currently responsible for the daily operations of The Grand Theatres, Amstar Cinemas and Movie Tavern. After the Movie Tavern divestiture to The Marcus Corporation, Southern Theatres will continue to operate its 18 traditional Grand Theatres and Amstar locations with 266 digital screens across the Southeastern United States.

About Veronis Suhler Stevenson (VSS)

Veronis Suhler Stevenson (VSS) is a private investment firm that invests in the information, education, healthcare, and tech-enabled business services industries. VSS provides capital for growth financings, recapitalizations, strategic acquisitions, and buyouts to lower middle market companies and management teams with the goal of building companies organically as well as through a focused add-on acquisition program. VSS makes privately-negotiated investments across the capital structure and invests in situations requiring control or non-control equity, mezzanine securities, and structured equity securities.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including the expectation that the Movie Tavern acquisition will be accretive to earnings, earnings per share and cash flow in the first twelve months following the closing of the transaction. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres;(10) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; and (11) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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